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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts", "Selected Historical and Pro Forma Financial Information" and "CMI Selected Financial Data" and to the use of our report dated August 5, 1994, with respect to the consolidated financial statements of California Microwave, Inc. included in the Prospectus/Proxy Statement which is made part of Amendment No. 4 to the Registration Statement (Form S-4 No. 33-57593) of California Microwave, Inc. for the registration of 3,475,000 shares of its common stock.


     Our audits also included the financial statement schedule listed in Item 21(b) of this Registration Statement. This schedule is the responsibility of California Microwave, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

                                          ERNST & YOUNG LLP

Palo Alto, California

April 30, 1995